October 24, 2003

Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

Re:           Procera Networks, Inc.

SEC File No. 000-49862

Gentlemen:

We have read Item 4 of Form 8-K of Procera Networks, Inc. dated October 24, 2003 and agree with the statements concerning our Firm contained therein.



Sincerely,



Lesley, Thomas, Schwarz & Postma, Inc.